Exhibit 7.1
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned, NTT DATA CORPORATION, NTT Data International L.L.C., Mobius Subsidiary Corporation and Nippon Telegraph and Telephone Corporation, hereby constitutes and appoints Kazuhiro Nishihata as its true and lawful attorney-in-fact to:
1.	Execute for and on behalf of the undersigned amendments to the statement on Schedule 13D and Forms 3, 4 and 5, in accordance with Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, relating to their beneficial ownership of and transactions in securities issued by Intelligroup, Inc.;

2.	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such amendments to the statement on Schedule 13D (including without limitation, any agreement of joint filing) or Form 3, 4 or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.	Take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.
Each of the undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder.
This Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file statements on Schedule 13D or Forms 3, 4 and 5 with respect to their beneficial ownership of and transactions in securities issued by Intelligroup, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of July 20, 2010.

NTT DATA CORPORATION
By:	/s/ Kazuhiro Nishihata
	Name:	Kazuhiro Nishihata
	Title:	Senior Vice President

NTT DATA INTERNATIONAL L.L.C.
By:	/s/ Takashi Enomoto
	Name:	Takashi Enomoto
	Title:	President

MOBIUS SUBSIDIARY CORPORATION
By:	/s/ Koji Miyajima
	Name:	Koji Miyajima
	Title:	President & CEO

NIPPON TELEGRAPH AND TELEPHONE CORPORATION
By:	/s/ Hiroo Unoura
	Name:	Hiroo Unoura
	Title:	Senior Executive Vice President; Chief Financial Officer